Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Nithya B. Das (“Employee”) and Olo Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee signed an Employment Agreement with the Company, originally effective October 1, 2019, and most recently revised effective January 1, 2021 (the “Employment Agreement”);

WHEREAS, Employee signed an Employee Confidential Information and Invention Assignment Agreement with the Company on September 17, 2019 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into Stock Option Agreements (the “Stock Option Agreements”) granting Employee the option to purchase shares of the Company’s common stock (the “Options”) subject to the terms and conditions of the Mobo Systems, Inc. 2005 Equity Incentive Plan, Olo Inc. 2015 Equity Incentive Plan, and Olo Inc. 2021 Equity Incentive Plan, as applicable, each as amended from time to time (together, the “Equity Incentive Plans”), and the respective Stock Option Agreement;

WHEREAS, the Company and Employee have entered into restricted stock unit award agreements (the “RSU Award Agreements” and together with the Stock Option Agreements, the “Equity Award Agreements”) granting Employee the right to receive Restricted Stock Units (“RSUs”) subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and the respective RSU Award Agreement;

WHEREAS, effective March 31, 2023 (the “Transition Date”), Employee will no longer be required to provide services on a full-time basis to the Company, but shall assist the Company with the transition of Employee’s duties on an as-needed basis;

WHEREAS, Employee shall separate from employment with the Company effective December 31, 2023 (the “Separation Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company; and

WHEREAS, regardless of whether Employee enters into this Agreement, the Company shall pay Employee all earned wages, as well as unpaid and properly documented expenses, in each case that have accrued to and/or been incurred by Employee through the Transition Date. Except as provided in this Agreement, Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Transition Date.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, including, but not limited to Employee’s executing, dating and delivering to the Company the Release Reaffirmation (as defined in, and in accordance with the provisions of, Section 20 herein), and provided that Employee does not revoke the Agreement under the Acknowledgement of Waiver of Claims Under ADEA Section below, the Company agrees as follows:

a.Payment. Employee shall continue to be an employee of the Company through the Separation Date, with Employee’s base salary as of the Transition Date and payable according to the Company’s normal pay schedule. Employee will continue to participate in employee benefit plans (including health insurance, life insurance, dental/vision insurance, dependent care, and HRA subsidy) sponsored by the Company through the Separation Date, subject to the terms and conditions of such employee benefit plans.

b.Transition Period. Employee waives any right to use any Paid Time Off (“PTO”) days that are accrued but unused following the Transition Date. From March 31, 2023 through December 31, 2023 (the “Transition Period”), Employee shall not be required to provide services to the Company on a full-time basis but shall be available to the Company on an as-needed basis to help ensure the successful transition of Employee’s duties.

c.2023 Prorated Bonus. Employee shall receive a prorated portion of Employee’s annual cash bonus (“Prorated Bonus”) for 2023, based on the number of months Employee is employed from the beginning of the calendar year through the Transition Date; provided, that, Employee complies with the requirements of this Agreement and Employee signs the Release Reaffirmation in accordance with the provisions found in Section 20 herein. The Prorated Bonus shall be calculated according to the Company’s 2023 executive bonus structure, as approved by the Company’s compensation committee, and payable on the date the Company pays 2023 annual cash bonuses to other executives of the Company. The formula used for the calculation of the Prorated Bonus shall be as approved by the compensation committee and shall be the same formula used for other executives under the same bonus plan. For the avoidance of doubt, Employee shall remain eligible to earn and receive Employee’s annual cash bonus for 2022.

d.General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

e.Payments and Benefits Under Employment Agreement. In consideration of the payments and benefits set forth in Section 1 herein, Employee waives the right to any further severance payment or benefit pursuant to Section 5.2(ii) of the Employment Agreement.

2.Stock.

a.Consistent with the terms of the applicable Equity Incentive Plan, Employee was awarded certain Options and RSUs. For the avoidance of doubt, during the Transition Period, Employee shall continue to vest in such Options and RSUs granted to Employee until the Separation Date.
b.The Parties agree that for purposes of determining the number of shares of the Company’s common stock to which Employee is entitled, Employee will be considered to have vested only in the number of Options and RSUs up to the Separation Date, as listed in Employee’s equity trading account with the Company’s equity management platform vendor as of the Separation Date, and in accordance with the terms set forth in the Equity Award Agreements and the Employment Agreement. Employee acknowledges that as of the Separation Date, Employee will have vested only in that number of shares vested as of the Separation Date in accordance with such agreements and no more.
c.The exercise of Employee’s vested Options and shares, and the settlement of Employee’s vested RSUs, shall continue to be governed by the terms and conditions of the Company’s

Equity Award Agreements, as applicable; provided however, Employee and the Company agree that the period of time in which Employee has to exercise the shares subject to the Options shall be extended until the earlier of (i) the expiration of the original term of each Option or (ii) on the one-year anniversary of the Separation Date (the “Exercise Period Extension”). Notwithstanding the foregoing, in no event shall any Option remain outstanding or exercisable: (i) more than 10 years following the date of grant of the Option; or (ii) following termination of the Option (i.e., such Option’s original expiration date). The Employee acknowledges that as a result of the Exercise Period Extension, to the extent any of the Employee’s vested Options were incentive stock options, the Employee’s vested Options will convert from incentive stock options to nonstatutory stock options, consistent with the Equity Incentive Plans, Equity Award Agreements, and applicable law. The Employee is advised to seek tax guidance from the Employee’s personal tax advisors with regard to the potential change in tax treatment of the Employee’s vested equity.

3.Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA or comparable state law, if applicable. Employee’s participation in all other benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, but excluding the vesting in Options and settlement of RSUs, shall cease as of the Transition Date.

4.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, Options, RSUs, vesting, and any and all other benefits and compensation due to Employee.

5.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and any of its current, future and former parents, subsidiaries, divisions, affiliates and related entities and its and their predecessors, successors and assigns, and any and all of its and their current, future and former officers, directors, employees, agents, investors, attorneys, shareholders, members, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers and trustees (individually and collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns (collectively, the “Employee Releasors”), hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any Employee Releasor may possess or have possessed against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee’s employment relationship with the Company or any other Releasee and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company or any other Releasee, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.any and all claims for violation of any federal, state, county or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the New York State Human Rights Law; the New York Executive Law; the New York Civil Practice Law and Rules; the New York Judiciary Law; the New York Corrections Law; the New York Labor Law; the New York Civil Rights Law; the New York Administrative Code; the New York City Administrative Code; the New York City Human Rights Law; the New York Hours of Labor Law; the New York Wage Payment Law; the New York Minimum Wage Act; the New York Whistleblower Law; and the New York Off-Duty Conduct Lawful Activities Discrimination Law; all including any amendments and their respective implementing regulations; and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other federal, state or local laws or regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any protected activity, outlined in the section titled “Protected Activity,” below. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) against the Releasees, and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) calendar days within which to consider this Agreement (the twenty-second (22nd) calendar date, the “Due Date”); (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company before the Due Date, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period for reviewing the Agreement or extend the Due Date.

7.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.No Right to Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

9.Confidentiality. Employee agrees to maintain in complete confidence the negotiation and existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Confidentiality is the documented preference of the Employee and benefits both parties. Employee acknowledges and agrees that Employee does not possess any claim or allegation, either asserted or otherwise, involving harassment or discrimination, that may be subject to or covered under N.Y. C.P.L.R. § 5003-b and N.Y. General Obligations Law § 5-336.
10.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, noncompetition, and nonsolicitation of Company employees. Employee agrees that the above reaffirmation and agreement with the Confidentiality Agreement shall constitute a new and separately enforceable agreement to abide by the terms of the Confidentiality Agreement, entered and effective as of the Effective Date. Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Confidentiality Agreement shall constitute a material breach of this Agreement. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.

11.No Third Party Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

12.Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relating to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company shall reimburse Employee for any reasonable expenses incurred in connection with such cooperation including counsel retained by Employee if necessary.

13.Communications. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees, including, but not limited to, anonymous or named reviews, tweets, posts, or other comments published on the Internet.  Employee affirms that Employee has not disparaged the Company from the date Employee received this Agreement through the date Employee signs this Agreement. Employee furthers agrees that, by no later than the Effective Date, Employee shall delete or otherwise remove any and all disparaging public comments or statements that Employee made prior to the Effective Date about or relating to the Company, including, but not limited to, comments in online forums or on websites (including, but not limited to, Facebook, Glassdoor, Yelp, and LinkedIn). Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. Employee agrees to revise and update publicly available information, including professional and social networking websites such as LinkedIn and Facebook, within one (1) week of the Separation Date to remove any indication that Employee is employed by the Company. Employee’s violation of this provision shall be a material breach of this Agreement.

14.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Agreement.

15.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN NEW YORK COUNTY, BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS EMPLOYMENT ARBITRATION RULES (“JAMS RULES”) AND THE LAWS OF THE STATE OR COMMONWEALTH IN WHICH EMPLOYEE PRIMARILY PERFORMED SERVICES FOR THE COMPANY. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH THE LAWS OF THE STATE OR COMMONWEALTH IN WHICH EMPLOYEE PRIMARILY PERFORMED SERVICES FOR THE COMPANY AND THE ARBITRATOR SHALL APPLY THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OR COMMONWEALTH IN WHICH EMPLOYEE PRIMARILY PERFORMED SERVICES FOR THE COMPANY TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH THE LAWS OF THE STATE OR COMMONWEALTH IN WHICH EMPLOYEE PRIMARILY PERFORMED SERVICES FOR THE COMPANY, THE LAWS OF THE STATE OR COMMONWEALTH IN WHICH EMPLOYEE PRIMARILY PERFORMED SERVICES FOR THE COMPANY SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION (UNLESS REQUIRED OTHERWISE BY APPLICABLE LAW), AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. THE EMPLOYEE UNDERSTANDS THAT THE EMPLOYEE MAY ONLY BRING CLAIMS IN THE EMPLOYEE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS PROCEEDING OR ANY PURPORTED REPRESENTATIVE PROCEEDING. THE EMPLOYEE AGREES THAT THE EMPLOYEE WILL NOT ASSERT A CLASS OR COLLECTIVE ACTION AGAINST THE COMPANY OR ANY OTHER RELEASEE IN ARBITRATION, IN COURT OR OTHERWISE, NOR WILL THE EMPLOYEE JOIN AS A MEMBER OF A CLASS OR COLLECTIVE ACTION. THE ARBITRATOR IS NOT EMPOWERED TO CONSOLIDATE CLAIMS OF DIFFERENT INDIVIDUALS INTO ONE PROCEEDING, TO HEAR ARBITRATION AS A CLASS ARBITRATION OR TO ADJUDICATE THE ENFORCEABILITY OF THIS CLASS ACTION WAIVER PROVISION. A COURT, NOT AN ARBITRATOR, SHALL DETERMINE WHETHER ANY CLAIMS MUST PROCEED ON A CLASS, COLLECTIVE OR REPRESENTATIVE BASIS. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.Protected Activity.

a.Claims Not Released. Employee is not waiving any rights Employee may have to: (a) Employee’s vested benefits under any qualified pension plan of the Company as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation statutes and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Agreement; (d) mandatory indemnification and expense reimbursement under the Company’s corporate governance documents as well as coverage under the Company’s existing directors’ and officers’ liability insurance policy with respect to claims relating to matters that occur through the Separation Date; (e) enforce this Agreement and/or challenge the validity of this Agreement.
b.Governmental Agencies. Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board or a similar agency enforcing federal, state or local employment-related laws. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made to such an agency, Employee shall not be entitled to recover any individual monetary relief or other individual remedies. In addition, nothing in this Agreement prohibits Employee from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission and/or the Occupational Safety and Health Administration. Moreover, nothing in this Agreement prohibits or prevents Employee from receiving individual monetary awards or other individual relief by virtue of participating in such federal whistleblower programs. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant government agencies.
c.Collective/Class Action Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.
d.Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

20.Reaffirmation of Releases by Employee. Employee shall reaffirm Sections 5 and 6 of this Agreement, including the general release of any and all claims given by Employee therein, by signing, dating and delivering to the Company (Attention: Olo Legal; legal@olo.com) such reaffirmation in the form attached hereto as Exhibit A (the “Release Reaffirmation”) not earlier than the Separation Date but not later than five (5) days after the Separation Date. Employee’s right to receive, and the Company’s obligation to pay or provide Employee with, the consideration set forth in Section 1 of this Agreement, are expressly conditioned upon such timely execution and delivery of the Release Reaffirmation by Employee.

21.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement. Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer promulgated agreement.

22.Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and delivered to the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

23.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision, and such provision or portion of provision shall be modified and enforced to the greatest extent permitted by law.

24.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.Entire Agreement. Except as expressly set forth herein, this Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement, and supersedes and replaces any and all prior agreements and understandings between Employee, on the one hand, and Company, on the other hand, concerning the subject matter of this Agreement. For the avoidance of doubt, the Confidentiality Agreement, and, if applicable, any Equity Incentive Plan and Equity Award Agreement, survive and remain in effect.

26.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

27.Governing Law. The Agreement is governed by the laws of the State of New York, without regard to conflicts of law principles.

28.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee, and returned to the Company, by the Due Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.Counterparts. This Agreement may be executed in counterparts that may be executed, exchanged, and delivered by facsimile, photo, e-mail PDF, Docusign, Adobe Acrobat Sign or a similarly accredited secure signature service, or other electronic transmission or signature. Each counterpart will be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

a.Employee has read this Agreement;

b.Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

c.Employee understands the terms and consequences of this Agreement and of the releases it contains; and

d.Employee is fully aware of the legal and binding effect of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
        NITHYA B. DAS, an individual

Dated: 1/17/2023     /s/ Nithya B. Das
        Nithya B. Das

        OLO INC.

Dated: 1/17/2023     /s/ Noah H. Glass
        By:    Noah H. Glass
        Chief Executive Officer

Exhibit A
REAFFIRMATION OF GENERAL RELEASE
To be signed and dated not earlier than the Separation Date and not later than five (5) days after the Separation Date
Pursuant to Section 20 of the Separation Agreement and Release between Olo Inc. (the “Company”) and Nithya B. Das (“Employee”) executed by Employee on DATE (the “Agreement”), Employee hereby reaffirms the provisions of Sections 5 and 6 of the Agreement including the general release of all claims set forth therein. By this reaffirmation, Employee hereby acknowledges and agrees that “claims” (as described and referenced in Sections 5 and 6 of the Agreement) shall include, to the maximum extent permitted by law, all claims (as described therein) for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through the date on which Employee executes this Reaffirmation of General Release.
NITHYA B. DAS
Signature: ____________________________

Date:     ____________________________